EXHIBIT 99.1

NEWS RELEASE

La-Z-Boy Reports First Quarter Fiscal 2024 Results
•Company owned Retail written same-store sales increased 2%
•Delivered sales and operating margin in line with guidance
•GAAP diluted EPS of $0.63; Non-GAAP diluted EPS of $0.62
•Resumed share buybacks in the quarter with $10 million in share repurchases
•Second quarter guidance for sales of $490-$510 million and operating margin of 6.5%-7.5%

MONROE, Mich., August 22, 2023 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the manufacture and retail of residential furniture, today reported first quarter results for the period ended July 29, 2023. Sales totaled $482 million, in line with guidance of $470 to $490 million, and a decrease of 20% against a year ago period that benefited from delivery of pandemic related backlog. Company owned Retail written same-store sales for the first quarter increased 2% versus a year ago, led by strong store execution. Written sales for the entire La-Z-Boy Furniture Galleries® network also increased by 2%. Operating margin was 7.2% in the quarter on a GAAP basis and 7.0% on a Non-GAAP basis. Earnings per diluted share totaled $0.63 on a GAAP basis and $0.62 on a Non-GAAP basis.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, "As demonstrated by our positive written same-store sales, the La-Z-Boy brand continues to outperform in a challenging home furnishings environment. These results are reflective of the strength of the La-Z-Boy brand and focus on execution in our stores. Further, we continued to execute on our Century Vision strategy, increasing our company owned Retail store count by four to 175 and opening incremental distribution via an enhanced channel strategy during the quarter. We remain confident we will consistently grow faster than the industry and deliver double digit operating margins over the long term."

Whittington added, "While our delivered results reflect comparison versus delivery of record pandemic related backlog levels in last year's results, we are encouraged by positive written trends in both our company owned Retail segment and the broader La-Z-Boy Furniture Galleries® network during the quarter, which accelerated from May to July. Looking forward, given the overall macro-economic environment, we expect the furniture market to remain challenged. However, we are expecting some improvement in the back half of our fiscal year consistent with historic seasonality of consumers' furniture purchases. As we navigate the challenging environment, we are focused on controlling what we can control, leveraging our brand and strong product offerings, and strengthening conversion levels. We are particularly pleased to introduce our new brand campaign, "Long Live the Lazy," which launched two weeks ago across TV and social media. We look forward to capitalizing on this new brand campaign and executing our business strategy to deliver solid results in the near term and drive our Century Vision over the long term."

Second Quarter Outlook:
Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, "Despite the macroeconomic headwinds facing La-Z-Boy and our peers in the industry, we delivered on our guidance. Looking forward, we expect consumer trends to remain soft and sales trends remain challenged against last year, which benefited from an elevated pandemic backlog. Considering these trends, and historical seasonality, we expect sales in the second quarter of fiscal 2024 to be slightly higher than the first quarter. Further, we expect Q2 operating margin to be similar to the first quarter, as we increase marketing investment in support of our new "Long Live the Lazy" campaign, which started in August. As such, we expect fiscal second quarter sales to be in the range of $490-$510 million and operating margin(3) to be in the range of 6.5%-7.5%."

Metric	Guidance
Consolidated Sales	$490-$510 million
Operating Margin	6.5%-7.5%

First Quarter Fiscal 2024 Financial Highlights:
•Consolidated delivered sales of $482 million
•Company owned Retail written same-store sales increased 2%
•La-Z-Boy Furniture Galleries® network written same-store sales increased 2%
•GAAP operating income decreased by 34%. Non-GAAP operating income decreased by 37%
–GAAP operating margin decreased 150 basis points to 7.2% and Non-GAAP operating margin decreased 190 basis points to 7.0%
•GAAP diluted EPS of $0.63, with Non-GAAP diluted EPS of $0.62
•Cash generated from operating activities was $26 million

Key Results:

(Unaudited, amounts in thousands, except per share data)	Quarter Ended
	7/29/2023	7/30/2022	Change
Sales	$481,651	$604,091	(20)%

GAAP operating income	34,526	52,643	(34)%
Non-GAAP operating income	33,751	53,824	(37)%

GAAP operating margin	7.2%	8.7%	(150) bps
Non-GAAP operating margin	7.0%	8.9%	(190) bps

GAAP net income attributable to La-Z-Boy Incorporated	27,479	38,488	(29)%
Non-GAAP net income attributable to La-Z-Boy Incorporated	26,945	39,424	(32)%

Diluted weighted average common shares	43,333	43,142

GAAP diluted earnings per share	$0.63	$0.89	(29)%
Non-GAAP diluted earnings per share	$0.62	$0.91	(32)%

Liquidity Measures:

	Quarter Ended			Quarter Ended
(Unaudited, amounts in thousands)	7/29/2023	7/30/2022	(Unaudited, amounts in thousands)	7/29/2023	7/30/2022
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$25,913	$33,104	Share repurchases	$10,007	$5,004
Capital expenditures	(13,457)	(20,999)	Dividends	7,852	7,097
Free cash flow	$12,456	$12,105	Cash returns to shareholders	$17,859	$12,101

(Unaudited, amounts in thousands)	7/29/2023	7/30/2022
Cash and cash equivalents	$336,434	$238,170
Restricted cash	3,816	3,267
Total cash, cash equivalents and restricted cash	$340,250	$241,437

FY24 Q1 Results vs. FY23 Q1:
Consolidated Results:
•Consolidated sales in the first quarter of fiscal 2024 decreased 20% to $482 million, largely driven by lower delivered unit volume versus last year's backlog driven sales, partially offset by favorable product mix
•Consolidated GAAP operating margin was 7.2% versus 8.7%
•Consolidated non-GAAP(1) operating margin was 7.0% versus 8.9%, driven primarily by fixed cost deleverage
•GAAP diluted EPS decreased to $0.63 from $0.89 and Non-GAAP(1) diluted EPS decreased to $0.62 from $0.91

Retail Segment:
•Sales:
–Delivered sales for the company owned Furniture Galleries® Retail segment decreased 12% to $208 million, versus last year's delivery of pandemic related backlog
–Total written sales for the Retail segment increased 8% driven by positive same-store sales, new stores, and acquired stores
–Written same-store sales for the Retail segment increased 2% primarily driven by strong store execution, including improved conversion and an increase in design sales despite lower consumer traffic
•Operating Margin:
–Non-GAAP(1) operating margin and operating income was 14.1% and $29 million, respectively, down 210 basis points and 23%, respectively, primarily driven by fixed cost deleverage

Wholesale Segment:
•Sales:
–Decreased 25% to $333 million driven primarily by a decline in delivered volume versus the year ago period, which benefited from an elevated backlog, partially offset by favorable product mix
•Operating Margin:
–Non-GAAP(1) operating margin increased to 6.8%, up 70 basis points; favorable raw material costs and product mix were partially offset by fixed cost deleverage on lower unit volume and foreign currency headwinds from a stronger Mexican peso relative to the U.S. dollar

Corporate & Other:
•Joybird written sales declined 17% and delivered sales decreased 17% to $36 million, reflecting slowing e-commerce trends and industry demand challenges

Balance Sheet and Cash Flow, First Quarter Fiscal 2024:
•Ended the first quarter with $340 million in cash(2) and no external debt
•Generated $26 million in cash from operating activities versus $33 million in the first quarter of last fiscal year
•Invested $13 million in capital expenditures, primarily related to La-Z-Boy Furniture Galleries® (new stores and remodels), and upgrades at our manufacturing and distribution facilities
•Returned $18 million to shareholders, including $10 million in share repurchases and $8 million in dividends

Dividend:
On August 22, 2023, the Board of Directors declared a quarterly cash dividend of $0.1815 per share on the common stock of the company. The dividend will be paid on September 15, 2023, to shareholders of record on September 6, 2023.

Conference Call:
La-Z-Boy will hold a conference call with the investment community on Wednesday, August 23, 2023, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code 202714.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 48910. The webcast replay will be available for one year.

Investor Relations Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated is a global leader in the manufacture and retail of residential furniture, marketing furniture for every room of the home. The Wholesale segment includes La-Z-Boy, England, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 175 of the 351 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 351 stand-alone La-Z-Boy Furniture Galleries® stores and 521 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at https://www.la-z-boy.com/.

Notes:
(1)Non-GAAP amounts for the first quarter of fiscal 2024 exclude:
•a $1.0 million pre-tax, or $0.02 per diluted share gain related to the closure of the Torreón, MX facility, primarily reflecting the termination of the associated lease
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.01 per diluted share, with $0.3 million included in operating income and a de minimis amount included in interest expense

Non-GAAP amounts for the first quarter of fiscal 2023 exclude:
•a charge of $0.9 million pre-tax, or $0.02 per diluted share, related to our business realignment plan, including costs associated with the closure of our Newton, Mississippi manufacturing facility

•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.00 per diluted share, with $0.2 million included in operating income and $0.1 million included in interest expense

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)Cash includes cash, cash equivalents and restricted cash.

(3)This reference to Non-GAAP operating margin for a future period is a Non-GAAP financial measure. We have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2023 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information:
This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Non-GAAP Financial Measures:
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share (and components thereof, including Non-GAAP income before income taxes and Non-GAAP net income attributable to La-Z-Boy Incorporated), which may exclude, as applicable, business realignment charges, Mexico optimization charges, and purchase accounting charges. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID-19, including a reduction in the company's work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The Mexico optimization charges may include asset impairment costs, lease termination gains, severance costs, and employee relocation costs resulting from the closure of our Torreón manufacturing facility. The purchase accounting charges may include the amortization of intangible assets and fair value adjustments of future cash payments recorded as interest expense. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and Mexico optimization charges are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

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LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/29/2023	7/30/2022
Sales	$481,651	$604,091
Cost of sales	275,923	373,061
Gross profit	205,728	231,030
Selling, general and administrative expense	171,202	178,387
Operating income	34,526	52,643
Interest expense	(122)	(159)
Interest income	3,056	474
Other income (expense), net	556	45
Income before income taxes	38,016	53,003
Income tax expense	10,090	14,063
Net income	27,926	38,940
Net (income) loss attributable to noncontrolling interests	(447)	(452)
Net income attributable to La-Z-Boy Incorporated	$27,479	$38,488

Basic weighted average common shares	43,239	43,092
Basic net income attributable to La-Z-Boy Incorporated per share	$0.64	$0.89

Diluted weighted average common shares	43,333	43,142
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.63	$0.89

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/29/2023	4/29/2023
Current assets
Cash and equivalents	$336,434	$343,374
Restricted cash	3,816	3,304
Receivables, net of allowance of $4,425 at 7/29/2023 and $4,776 at 4/29/2023	110,857	125,536
Inventories, net	269,429	276,257
Other current assets	108,944	106,129
Total current assets	829,480	854,600
Property, plant and equipment, net	277,282	278,578
Goodwill	207,488	205,008
Other intangible assets, net	41,529	39,375
Deferred income taxes – long-term	8,545	8,918
Right of use lease assets	422,894	416,269
Other long-term assets, net	60,367	63,515
Total assets	$1,847,585	$1,866,263

Current liabilities
Accounts payable	$97,954	$107,460
Lease liabilities, short-term	77,758	77,751
Accrued expenses and other current liabilities	262,196	290,650
Total current liabilities	437,908	475,861
Lease liabilities, long-term	374,972	368,163
Other long-term liabilities	70,775	70,142
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 43,110 outstanding at 7/29/2023 and 43,318 outstanding at 4/29/2023	43,110	43,318
Capital in excess of par value	356,684	358,891
Retained earnings	557,666	545,155
Accumulated other comprehensive loss	(4,198)	(5,528)
Total La-Z-Boy Incorporated shareholders' equity	953,262	941,836
Noncontrolling interests	10,668	10,261
Total equity	963,930	952,097
Total liabilities and equity	$1,847,585	$1,866,263

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/29/2023	7/30/2022
Cash flows from operating activities
Net income	$27,926	$38,940
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	113	(4)
(Gain)/loss on sale of investments	307	30
Provision for doubtful accounts	(405)	293
Depreciation and amortization	10,211	9,516
Amortization of right-of-use lease assets	17,265	18,845
Lease impairment/(settlement)	(1,175)	—
Equity-based compensation expense	2,526	1,417
Change in deferred taxes	602	544
Change in receivables	14,769	25,098
Change in inventories	9,271	(25,954)
Change in other assets	(2,820)	(1,229)
Change in payables	(8,565)	22,113
Change in lease liabilities	(17,882)	(19,256)
Change in other liabilities	(26,230)	(37,249)
Net cash provided by operating activities	25,913	33,104

Cash flows from investing activities
Proceeds from disposals of assets	4,031	46
Capital expenditures	(13,457)	(20,999)
Purchases of investments	(11,407)	(2,176)
Proceeds from sales of investments	12,404	4,421
Acquisitions	(4,250)	(7,230)
Net cash used for investing activities	(12,679)	(25,938)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(67)	(31)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(1,978)	(1,703)
Repurchases of common stock	(10,007)	(5,004)
Dividends paid to shareholders	(7,852)	(7,097)
Net cash used for financing activities	(19,904)	(13,835)

Effect of exchange rate changes on cash and equivalents	242	(750)
Change in cash, cash equivalents and restricted cash	(6,428)	(7,419)
Cash, cash equivalents and restricted cash at beginning of period	346,678	248,856
Cash, cash equivalents and restricted cash at end of period	$340,250	$241,437

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$7,188	$7,130

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/29/2023	7/30/2022
Sales
Wholesale segment:
Sales to external customers	$236,251	$323,728
Intersegment sales	97,224	118,090
Wholesale segment sales	333,475	441,818

Retail segment sales	208,243	236,021

Corporate and Other:
Sales to external customers	37,157	44,342
Intersegment sales	2,904	4,388
Corporate and Other sales	40,061	48,730

Eliminations	(100,128)	(122,478)
Consolidated sales	$481,651	$604,091

Operating Income (Loss)
Wholesale segment	$23,503	$26,142
Retail segment	29,264	38,152
Corporate and Other	(18,241)	(11,651)
Consolidated operating income	$34,526	$52,643

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended
(Amounts in thousands, except per share data)	7/29/2023	7/30/2022
GAAP gross profit	$205,728	$231,030
Business realignment charges	—	928
Mexico optimization charges	146	—
Non-GAAP gross profit	$205,874	$231,958

GAAP SG&A	$171,202	$178,387
Purchase accounting charges - amortization of intangible assets	(254)	(253)
Mexico optimization gain	1,175	—
Non-GAAP SG&A	$172,123	$178,134

GAAP operating income	$34,526	$52,643
Purchase accounting charges	254	253
Business realignment charges	—	928
Mexico optimization gain	(1,029)	—
Non-GAAP operating income	$33,751	$53,824

GAAP income before income taxes	$38,016	$53,003
Purchase accounting charges recorded as part of SG&A and interest expense	302	345
Business realignment charges	—	928
Mexico optimization gain	(1,029)	—
Non-GAAP income before income taxes	$37,289	$54,276

GAAP net income attributable to La-Z-Boy Incorporated	$27,479	$38,488
Purchase accounting charges recorded as part of SG&A and interest expense	302	345
Tax effect of purchase accounting	(80)	(91)
Business realignment charges	—	928
Tax effect of business realignment	—	(246)
Mexico optimization gain	(1,029)	—
Tax effect of Mexico optimization	273	—
Non-GAAP net income attributable to La-Z-Boy Incorporated	$26,945	$39,424

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.63	$0.89
Purchase accounting charges, net of tax, per share	0.01	—
Business realignment charges, net of tax, per share	—	0.02
Mexico optimization gain, net of tax, per share	(0.02)	—
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.62	$0.91

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended
(Amounts in thousands)	7/29/2023	% of sales	7/30/2022	% of sales
GAAP operating income (loss)
Wholesale segment	$23,503	7.0%	$26,142	5.9%
Retail segment	29,264	14.1%	38,152	16.2%
Corporate and Other	(18,241)	N/M	(11,651)	N/M
Consolidated GAAP operating income	$34,526	7.2%	$52,643	8.7%

Non-GAAP items affecting operating income
Wholesale segment	$(974)		$981
Retail segment	—		—
Corporate and Other	199		200
Consolidated Non-GAAP items affecting operating income	$(775)		$1,181

Non-GAAP operating income (loss)
Wholesale segment	$22,529	6.8%	$27,123	6.1%
Retail segment	29,264	14.1%	38,152	16.2%
Corporate and Other	(18,042)	N/M	(11,451)	N/M
Consolidated Non-GAAP operating income	$33,751	7.0%	$53,824	8.9%

N/M - Not Meaningful